Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Johnson Y.N. Lau, Chief Executive Officer of Athenex, Inc. (the “registrant”) and Board Chairman (Principal Executive Officer), and Li Shen, Vice President of Financial Reporting and Acting Chief Accounting Officer of the registrant (Principal Financial and Accounting Officer), each hereby certifies that, to the best of their knowledge:

1.

The registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2018, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition of the registrant at the end of the period covered by the Report and results of operations of the registrant for the period covered by the Report.

Date: May 14, 2018

/s/ Johnson Y.N. Lau
Name:	Johnson Y.N. Lau
Title:	Chief Executive Officer and Board Chairman
(Principal Executive Officer)

/s/ Li Shen
Name:	Li Shen
Title:	Acting Chief Accounting Officer and Treasurer
(Principal Financial and Accounting Officer)